UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.__)
___________________________________
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Katapult Holdings, Inc.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
☐	Fee paid previously with preliminary materials.

___________________________________________________
Notice of 2022 Annual Meeting of Stockholders
___________________________________________________
Tuesday, June 7, 2022
10:00 a.m. Eastern Time
By virtual webcast at www.virtualshareholdermeeting.com/KPLT2022
TO OUR STOCKHOLDERS:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Katapult Holdings, Inc. (“Katapult,” the “Company,” “us” or “we”), which, due to concerns regarding the coronavirus (“COVID-19”) pandemic and to assist in protecting the health and well-being of our stockholders and employees, will be held in a virtual format and solely online to provide a consistent experience to all stockholders regardless of location. There will be no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. The Annual Meeting will be held on Tuesday, June 7, 2022 at 10:00 a.m. Eastern Time, for the following purposes:
1.To elect our three Class I director nominees identified in the accompanying proxy statement to the Board of Directors (the "Board") to serve until the Company's 2025 Annual Meeting of Stockholders.
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.To transact such other business as may properly come before the Annual Meeting of Stockholders, or any adjournments or postponements thereof.
The Board has fixed the close of business on April 8, 2022 as the record date for determining those stockholders entitled to receive notice of, to attend and to vote at the Annual Meeting.
The Company furnishes its proxy materials via the internet, providing our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the printing and distribution costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
It is important that your shares be represented at the Annual Meeting. Please note that the Annual Meeting will be held via the internet only. The Company’s accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares and submit questions. EVEN IF YOU PLAN TO ATTEND ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY BY INTERNET, PHONE OR MAIL AS SOON AS POSSIBLE. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the attached proxy statement. Unless you have previously requested printed materials or you request a paper copy of our proxy materials in the manner specified in the Notice of Internet Availability, you will not receive a paper proxy card.
Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Tahmineh Maloney Secretary and General Counsel
April 28, 2022

The Notice of Annual Meeting, Proxy Statement and our
Annual Report to Stockholders on Form 10-K are available electronically at
https://ir.katapultholdings.com/financial-information/annual-reports-and-proxy

A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER
DEAR FELLOW STOCKHOLDERS:
Mission and Vision
At Katapult, our mission is to provide under-served nonprime consumers the flexibility they deserve to access the durable goods they need. Our vision is to offer consumers and merchants an innovative lease financing solution that enables transactions at the point of sale. Katapult has a unique position in a large addressable market with the potential to generate significant growth and deliver attractive profit margins over the longer term. Merchants gain access to a new customer base that can drive incremental sales and consumers gain access to high quality e-commerce retailers and the ability to obtain the items they need at the time that best suits their circumstances.
2021 Highlights
As I look back over 2021, I am proud of what we have achieved at Katapult this year, especially during a challenging macro backdrop that resulted in slower gross origination growth than anticipated. Despite the challenges, we consummated our business combination by merger with FinServ Acquisition Corp., taking Katapult public on June 9, 2021; grew revenue 23% year-over-year from $247.2 million to $303.1 million, while onboarding 100+ new merchants during the year. We increased our employee base by 38%, including several new key executives, which will enable us to drive our mission and vision forward.
Looking Ahead
As we look ahead, we see lease payment performance continuing to normalize to pre-COVID-19 levels and we have proactively tightened underwriting policies accordingly. We will seek to continue to maintain high rates of merchant and customer satisfaction and are actively investing in our growth strategy, specifically in sales and marketing, product, and technology. These investments will allow us to scale our business through a combination of core, expansion, and optimization initiatives. While we recognize the challenges ahead as we push forward in the current economic environment and among world events, we remain excited by the opportunities before us to drive stockholder value as we continue to execute on our growth strategy.
Supporting our Employees and Building our Culture
At Katapult, we recognize that our employees are critical to our success and our ability to execute on our mission and vision. Our people are our most valuable resource, and we believe in an open and collaborative work environment which encourages employees to be accountable and take ownership in their performance and development. Our executive management team is committed to curating an inclusive culture where every team member can achieve success. We strive to provide competitive compensation packages to all employee and continue to enhance our benefit packages to help ensure our employees thrive while at Katapult. I can't thank our employees enough for all their hard work and commitment to Katapult that has propelled us forward to where we are today.

Sincerely,

Orlando J. Zayas Chief Executive Officer

April 28, 2022

PROXY SUMMARY
Katapult Holdings, Inc.
5204 Tennyson Parkway, Suite 500, Plano, TX 75024

2022 Annual Meeting of Stockholders

Meeting Date	Time	Location	Record Date
Tuesday, June 7, 2022	10:00 a.m. Eastern	www.virtualshareholdermeeting.com/KPLT2022	April 8, 2022
Meeting Agenda and Voting Recommendations

Proposal	Board Vote Recommendation	Page Reference (for more detail)
1 - Election of directors	√ FOR each nominee	8
2 - Ratification of appointment of independent registered public accounting firm	√ FOR	35

Holders of our common stock as of the close of business on April 8, 2022, the record date, may vote at the Annual Meeting. Each share of common stock is entitled to one vote. Holders of our common stock will vote as a single class on all matters described in this proxy statement.
Class I Director Nominees Standing for Election at the 2022 Annual Meeting

Name	Principal Occupation	Independent	Age
Chris Masto	Co-Founder and Senior Advisor at FFL Partners	√	54
Joyce A. Phillips	Founder and Chief Executive Officer of EqualFuture Corp.	√	59
Jane J. Thompson	Chief Executive Officer of Jane J. Thompson Financial Services LLC	√	70

Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. You may not vote your shares cumulatively for the election of directors.
Corporate Governance Highlights

√	7 out of 8 Directors are Independent	√	Annual Board and Committee Self-Evaluations
√	Diversity Reflected in Board Composition	√	Use of Independent Compensation Consultants
√	Regular Executive Session of Independent Directors	√	No Tax Gross-Ups
√	Independent Audit, Compensation, and Nominating and Corporate Governance Committees	√	No Single Trigger Change in Control Provisions for Equity Awards
√	All Directors Receive Orientation and Participate in Continuing Education on Critical Topics	√	Policies Prohibiting Hedging, Short Sales, Short-Term Trading and Pledging of Our Common Stock
√	Robust Equity Ownership Guidelines for Executives and Directors	√	Board Oversight of CEO and Executive Management

KATAPULT HOLDINGS, INC.
Proxy Statement - Table of Contents

QUESTIONS AND ANSWERS
Why am I receiving these materials?
The Board of Directors of Katapult Holdings, Inc. (the "Board") is making these Proxy Materials (as defined below) available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2022 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on June 7, 2022 at 10:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/KPLT2022.
Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (as defined below) over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability) because the Board is soliciting your proxy to vote at the Annual Meeting.
The Notice of 2022 Annual Meeting of Stockholders (“Notice”), this proxy statement, the proxy card or voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (collectively, the “Proxy Materials”) are available to stockholders on the Internet.
The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
When will the Proxy Materials first be made available?
We intend to mail the Notice of Internet Availability on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.
Will I receive any other Proxy Materials by mail?
You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card, along with a second Notice of Internet Availability, on or after 10 calendar days have passed since our first mailing of the Notice of Internet Availability..
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.To elect the three Class I director nominees identified in the accompanying proxy statement to the Board to serve until the Company's 2025 annual meeting of stockholders;
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
✓    "FOR" the election of Chris Masto, Joyce Phillips and Jane J. Thompson as Class I directors to serve until the Company's 2025 annual meeting of stockholders; and
✓ "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
Will a list of record stockholders as of the record date be available?
A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for 10 days before the meeting at our offices located at 5204 Tennyson

PROXY STATEMENT	3

Questions and Answers
Parkway, Suite 500, Plano, TX 75024. Please email ir@katapultholdings.com to arrange for in-person examination. The stockholder list will also be available electronically for the required period of time at the start of the Annual Meeting.
Who is entitled to vote at the Annual Meeting and how many votes do I have?
Holders of our common stock as of the close of business on April 8, 2022 , the record date, may vote at the Annual Meeting. As of the record date, there were 98,126,012 shares outstanding of our common stock. Each share of common stock is entitled to one vote. Holders of our common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by Broadridge Financial Solutions, Inc. As a stockholder of record, you may vote your shares online during the virtual Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the Proxy Materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•During the Meeting. You may vote online during the virtual Annual Meeting by following the instructions on the screen.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Monday, June 6, 2022.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
•During the Meeting. If you wish to vote your shares directly during the meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Katapult Holdings, Inc. common stock in more than one account. You should vote via the Internet, by telephone, by mail or during the meeting for all shares held in each of your accounts.
When proxy cards are properly signed, dated and returned by the deadline stated above, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Orlando Zayas and Tahmineh Maloney to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you are responsible for any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

4	Katapult Holdings, Inc.

Questions and Answers
What if only one copy of the Notice of Internet Availability or the Proxy Materials was delivered to multiple stockholders who share a single address?
Under SEC rules, a single Notice of Internet Availability (or one copy of this Proxy Statement and the accompanying 2021 Annual Report, for those stockholders who previously requested paper copies) will be delivered in one envelope to multiple stockholders having the same last name and address and to individuals with more than one account registered at Continental Stock Transfer & Trust Company with the same address unless contrary instructions have been received from an affected stockholder. This procedure, referred to as “householding,” reduces the volume of duplicate materials that stockholders receive and reduces mailing expenses.
You may revoke your consent to future householding mailings or enroll in householding by submitting a written request to our Corporate Secretary at the Company’s offices located at 5204 Tennyson Parkway, Suite 500, Plano, TX 75024. You may also send an email to ir@katapultholdings.com or call us at (917) 750-0346.
We will promptly deliver, upon verbal or written request, a separate copy of the Notice of Internet Availability and the other Proxy Materials to any stockholder residing at an address to which only a single copy of the documents was originally delivered. Requests for additional copies of the Proxy Materials should be directed to our Corporate Secretary as described above.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before 11:59 p.m. Eastern Time on Monday, June 6, 2022, by:
•Written notice to our Corporate Secretary; or
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone, mail or on the Internet.
You may also or revoke your proxy during the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote during the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. This year’s Annual Meeting will be accessible through the internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/KPLT2022, you must enter the 16-digit control number found on your Notice or proxy card or, if you are a beneficial owner, within the body of the email you received from your bank, broker or other agent containing the Proxy Materials. The virtual meeting room will open 15 minutes before the start of the meeting and we recommend that you log in a few minutes before the start to ensure you are logged in when the Annual Meeting starts at 10:00 a.m. Eastern Time.
How can I submit a question at the Annual Meeting?
This year’s stockholders question and answer session will include questions submitted live during the Annual Meeting. An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of Proxy Materials.
As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the business. We will endeavor to answer as many stockholder submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/KPLT2022. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
What if I need technical assistance?
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 7, 2022, and we will have technicians available to assist you if you experience any technical difficulties. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international).

PROXY STATEMENT	5

Questions and Answers
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be deemed present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the virtual Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
1 - Election of directors	Plurality of votes cast	No
2 - Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. You may not vote your shares cumulatively for the election of directors.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. To be approved, the ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 must receive the majority of “For” votes from the holders of shares present or represented by proxy and entitled to vote.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote for either Proposal 1 or Proposal 2.
If you are a beneficial holder and you do not instruct your bank or broker how to vote your shares, your bank or broker may exercise its discretionary authority to vote your shares with regard to Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm, but cannot exercise its discretionary authority to vote your shares regarding Proposal 1—Election of Directors, thus resulting in “broker non-votes.” Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. We have engaged Innisfree M&A Incorporated to advise the Company and assist with our solicitation of proxies for an estimate fee of $17,500, plus reasonable out-of-pocket expenses. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Who will count the votes and where can I find the voting results of the Annual Meeting?
All votes will be counted by the inspector of election appointed for the Annual Meeting. We will announce preliminary voting results at the Annual Meeting and we also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the Annual Meeting.
How can I obtain Katapult's Form 10-K and other financial information?
Stockholders can access our 2021 Annual Report on Form 10-K, and other financial information, on our website at https://ir.katapultholdings.com/financial-information/sec-filings. Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary.

6	Katapult Holdings, Inc.

Questions and Answers
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2023 annual meeting of stockholders, you must submit it on or before December 29, 2022. Any proposal sent after December 29, 2022 shall be considered untimely for the 2023 annual meeting of stockholders. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2023 annual meeting of stockholders. We must receive this type of proposal in writing on or after February 7, 2023, but no later than March 9, 2023 (assuming that the 2023 annual meeting of stockholders is held not more than 30 days before or more than 30 days after June 7, 2023).
As detailed in our amended and restated Bylaws (the "Bylaws"), to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) any other information relating to you or any other beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (iii) the information described in clause (vi) in the question immediately below (with any references below to a "nomination" being deemed to refer to such business desired to be brought before the annual meeting).
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2023 annual meeting of stockholders, we must receive your written nomination on or after February 7, 2023, but no later than March 9, 2023 (assuming that the 2023 annual meeting of stockholders is held not more than 30 days before or more than 30 days after June 7, 2023). You should send your proposal to: Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary. The notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws. Our Bylaws may be found on our website at https://ir.katapultholdings.com/corporate-governance/governance-highlights.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Katapult’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2023.
Who should I call if I have any additional questions?
If you are the stockholder of record for your shares, you may send an email to ir@katapultholdings.com or call us at (917) 750-0346. If you are a beneficial owner with shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

PROXY STATEMENT	7

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class I consists of three directors, Class II consists of two directors and Class III consists of three directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Our amended and restated certificate of incorporation provides that our Board must consist of two or more directors, and the number of directors to hold office at any time is determined from time to time by resolution of our Board. Our Board currently consists of eight members. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and to serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
There are three Class I directors whose term expires at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Chris Masto for re-election and Mses. Phillips and Thompson for election as Class I directors at the Annual Meeting.
The table below sets forth information with respect to each director nominee as of April 28, 2022:

Name	Principal Occupation	Independent	Age
Chris Masto	Co-Founder and Senior Advisor at FFL Partners	√	54
Joyce A. Phillips	Founder and Chief Executive Officer of EqualFuture Corp.	√	59
Jane J. Thompson	Chief Executive Officer of Jane J. Thompson Financial Services LLC	√	70
Pursuant to the terms of the Voting and Support Agreement, dated as of December 18, 2020 between FinServ and CURO Group Holdings Corp. ("CURO"), the form of which was filed as Exhibit 10.2 on the Current Report on form 8-K filed with the SEC on December 21, 2021, so long as CURO owns at least 10% of our issued and outstanding common stock, CURO has the right to designate a director for nomination as a Class I director. Accordingly, CURO designated Mr. Masto for nomination as a Class I director to stand for re-election at the Annual Meeting.
The Nominating and Corporate Governance Committee selected Ms. Phillips and Ms. Thompson for recommendation to the Board following a review of candidates presented by the director search firm engaged by the Company.
Each director is elected by a plurality vote. The three director nominees receiving the highest number of “FOR” votes will be elected. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2025 annual meeting of stockholders and until a successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each person nominated for election is independent and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Mr. Masto, and Mses. Phillips and Thompson.
For information about each director nominee and each director whose term is continuing after the Annual Meeting, see below the section titled "Information Regarding Director Nominees and Current Directors."

The Board recommends a vote "FOR" the election of Mr. Masto, and Messes. Phillips and Thompson as Class I directors.

8	Katapult Holdings, Inc.

Proposal No. 1 - Election of Directors
Information Regarding Director Nominees and Current Directors
The below table sets forth summary information with respect to our director nominees and current directors as of April 28, 2022:

Name	Director Since	Age
Class I Directors - Term Expiring at the 2022 Annual Meeting
Chris Masto	2021	54
Joyce A. Phillips	2022	59
Jane J. Thompson	2022	70
Class II Directors - Term Expiring at the 2023 Annual Meeting
Lee Einbinder(1)	2019	62
Bruce Taragin	2021	54
Class III Directors - Term Expiring at the 2024 Annual Meeting
Don Gayhardt	2021	57
Brian Hirsch	2021	48
Orlando J. Zayas	2021	59
(1) Includes service as a member of the board of directors of our legacy entity, FinServ Acquisition Corp. ("FinServ").

Director Diversity Summary
The matrix below summarizes certain key attributes that our directors bring to the Board to enable effective oversight and is intended to provide a summary of the diversity of our Board. Additional details on each director, including this year's director nominees, experiences, qualifications, skills and attributes are set forth in their biographies.

Board Diversity Matrix (as of April 28, 2022)
Total Number of Directors	8
	Masto	Phillips	Thompson	Einbinder	Taragin	Gayhardt	Hirsch	Zayas
Tenure and Independence
Tenure (years)	1	1<	1<	3(1)	1	1	1	1
Independence	Yes	Yes	Yes	Yes	Yes	Yes	Yes	No
Demographics
Age	54	59	70	62	54	57	48	59
Gender Identity	M	F	F	M	M	M	M	M
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx								√
Native Hawaiian or Pacific Islander
White	√	√	√	√	√	√	√
LGBTQ+	No		No	No	No	No	No	Yes
Did not Disclose		√
(1)     Includes service as a member of the board of directors of our legacy entity, FinServ.

PROXY STATEMENT	9

Proposal No. 1 - Election of Directors

Director Biographies
The following sets forth a brief biographical summary of the experience of each of our director nominees and directors as of April 28, 2022:

Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Chris Masto (54) Class I (Nominee) If elected, term will expire at the 2025 Annual Meeting of Stockholders
Co-Founder and Senior Advisor at FFL Partners
Member of the Nominating and Corporate Governance Committee
Mr. Masto has been a director of Katapult since June 2021. He is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where he served as a Partner, member of the Investment Committee and member of firm leadership until transitioning to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and an investment banker at Morgan Stanley & Co. Mr. Masto also currently serves on the board of directors of CURO Group Holdings Corp. (NYSE: CURO; Chairman), Resident Home (Co-Chair) and VolunteerMatch.org, and is an Advisory Board Member of Valo Ventures. He was previously a Director of Tempur Sealy International (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering, and received a M.B.A. from Harvard Business School. We believe Mr. Masto is qualified to serve on our board of directors due to his extensive background in private equity, strategic planning and finance and his considerable experience serving on public and private boards.
Current CURO Group Holdings Corp. Former (Past 5 Years) None
Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Joyce A. Phillips (59) Class I (Nominee) If elected, term will expire at the 2025 Annual Meeting of Stockholders
Founder and Chief Executive Officer of EqualFuture Corp.
Member of the Audit Committee
Ms. Phillips has been a director of Katapult since February 2022. Ms. Phillips is Founder and Chief Executive Officer of EqualFuture Corp., a FinTech startup based in San Francisco that delivers affordable personal financial wellness platforms via a SaaS model to individuals and businesses, since 2017. Previously, Ms. Phillips was CEO of Australia and New Zealand Banking Group Limited’s Global Wealth Division from 2012 to 2016 and Group Managing Director of Innovation and Marketing from 2009 to 2016. Ms. Phillips also served as President and Chief Operating Officer of American Life Insurance Co., a subsidiary of American International Group, and Global Head of International Retail Banking at Citigroup. Earlier in her career she also held management roles at GE Capital and Western Union. Ms. Phillips currently serves on the Board of Directors of The Western Union Company. Ms. Phillips served on the Board of Directors of Reinsurance Group of America from 2014 to 2017. Ms. Phillips received her M.B.A. from the Stern School of Business at New York University. We believe that Ms. Phillips is qualified to serve on our board of directors due to her extensive background leading financial companies and her substantial experience serving on the board of directors of public companies.
Current Western Union and First Interstate BancSystem Former (Past 5 Years) Reinsurance Group of America

10	Katapult Holdings, Inc.

Proposal No. 1 - Election of Directors

Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Jane J. Thompson (70) Class I (Nominee) If elected, term will expire at the 2025 Annual Meeting of Stockholders
Chief Executive Officer of Jane J. Thompson Financial Services LLC
Chair of the Compensation Committee
Ms. Thompson has been a Director of Katapult since February 2022. Ms. Thompson is the chief executive officer of Jane J. Thompson Financial Services LLC, a management consulting firm, since 2011. Ms. Thompson has led multi-billion-dollar organizations in financial services, most recently as president of Walmart Financial Services, a division of Walmart Stores, Inc. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups at Sears, Roebuck & Co., she served as a partner at McKinsey & Co. Inc., and in brand management and marketing at Procter & Gamble. Ms. Thompson has been a member of the board of directors of Navient Corporation since 2014 and a member of the board of directors of CompoSecure since 2021. She previously was a director of OnDeck Capital, Inc., Mitek Systems, Inc., Blackhawk Network Holdings, Inc., VeriFone Systems, Inc. and The Fresh Market. Ms. Thompson received her M.B.A. with high distinction from Harvard University and B.B.A. summa cum laude from University of Cincinnati. We believe that Ms. Thompson is qualified to serve on our board of directors due to her industry experience in credit, financial services, FinTech and retail industries, and her extensive experience serving on the board of directors of financial and retail companies.
Current Navient Corporation and CompoSecure, Inc. Former (Past 5 Years) OnDeck Capital, Inc., Mitek Systems, Inc., Blackhawk Network Holdings, Inc., and VeriFone Systems, Inc.
Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Lee Einbinder (62) Class II Term expires at the 2023 Annual Meeting of Stockholders
Chief Executive Officer of FinServ Acquisition Corp. II
Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee
Mr. Einbinder has been a Director of Katapult since June 2021 and was director of its predecessor, FinServ, since inception. Mr. Einbinder has over 30 years’ experience as an M&A and capital markets advisor to financial services and FinTech companies. Previously, until August 2019, Mr. Einbinder was a Vice Chairman at Barclays and was responsible for senior client relationships across the financial services industry, including Banks, Specialty Finance, Financial Technology, Asset Management and Financial Sponsors. Mr. Einbinder was at Barclays since the acquisition of Lehman Brothers in 2008, and during that time was also co-Head of the Financial Institutions Group and a member of the Investment Banking Operating Committee. Prior to joining Barclays, Mr. Einbinder worked at Lehman Brothers from 1996 to 2008, where he was Head of the Specialty Finance group and founded the Financial Technology group. He previously worked in similar capacities at CS First Boston and Salomon Brothers. He received his M.B.A. with Distinction from the Wharton School and his B.S.E. cum laude from Princeton University. We believe Mr. Einbinder is qualified to serve on our board of directors due to his extensive finance and investment experience.
Current FinServ Acquisition Corp. II Former (Past 5 Years) FinServ Acquisition Corp.

PROXY STATEMENT	11

Proposal No. 1 - Election of Directors

Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Bruce Taragin (54) Class II Term expires at the 2023 Annual Meeting of Stockholders
Managing Director of Blumberg Capital
Chair of the Nominating and Corporate Governance Committee and Member of the Audit Committee
Mr. Taragin has been a director of Katapult since June 2021. Mr. Taragin had been a director of Legacy Katapult from March 2019 until the consummation of the Business Combination. Since 1998, Mr. Taragin has been a Managing Director of Blumberg Capital, an early-stage venture capital firm that focuses primarily on emerging technology companies. Prior to joining Blumberg Capital, Mr. Taragin co-founded and held several senior management positions within technology companies including Charles River Computers. Mr. Taragin also structured and managed early-stage technology transactions at Hambrecht & Quist, Mayer Brown & Platt and Bankers Trust Company. Mr. Taragin received his B.A. from Yeshiva University, and his M.B.A. and J.D. from Fordham University. We believe that Mr. Taragin is qualified to serve on our board of directors due to his more than 25 years of experience as a venture capital investor, entrepreneur, technology investment banker and corporate attorney.
Current None Former (Past 5 Years) None
Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Don Gayhardt (57) Class III Term expires at the 2024 Annual Meeting of Stockholders
Chief Executive Officer of CURO Holdings Corp.
Member of the Compensation Committee
Mr. Gayhardt has been a director of Katapult since June 2021. Mr. Gayhardt had been a director of Legacy Katapult from April 2017 until the consummation of the Business Combination. Mr. Gayhardt has been the Chief Executive Officer of CURO Group Holdings Corp., or CURO, since January 2012, President since July 2013 and on the CURO board of directors since December 2012. Prior to joining CURO, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. During his time with Dollar Financial, the company expanded from 60 stores to over 1,100 and revenue increased from $14 million to over $550 million. Since 2008, Mr. Gayhardt has been an investor and advisor to a number of finance, financial technology and retail businesses. Mr. Gayhardt served on the board of directors of Beneficial Bancorp Inc. until March 2019 when it merged into WSFS Financial Corporation. Mr. Gayhardt received his B.B.A. in Accounting from the University of Notre Dame. We believe Mr. Gayhardt is qualified to serve on our board of directors due to his extensive executive leadership background in the financial services industry and financial experience with publicly-traded companies.
Current CURO Holdings Corp. Former (Past 5 Years) Beneficial Bancorp Inc.

12	Katapult Holdings, Inc.

Proposal No. 1 - Election of Directors

Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Brian Hirsch (48) Class III Term expires at the 2024 Annual Meeting of Stockholders
Co-Founder and Managing Partner of Tribeca Venture Partners
Chair of the Board
Mr. Hirsch has been a director of Katapult since June 2021. Mr. Hirsch had been a director of Legacy Katapult from November 2016 until the consummation of the Business Combination. He is a Co-Founder and Managing Partner of Tribeca Venture Partners, or TVP, which he formed in 2011, where his investment interests include entrepreneurial startups and high growth companies in numerous technology sectors, including marketplaces, FinTech, SaaS, EdTech and consumer related businesses. Prior to founding TVP, Mr. Hirsch was a founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early-stage tech investor for over twenty-four years. He currently serves on the board of directors of ACV Auctions (ACVA) as well as numerous private technology companies. Mr. Hirsch received his B.A. in economics and American studies from Brandeis University. We believe that Mr. Hirsch is qualified to serve on our board of directors due to his experience providing guidance and counsel to, including serving on the boards of directors of, a wide variety of companies across different sectors, as well as his experience as a venture capitalist.
Current ACV Auctions Former (Past 5 Years) None
Name, Age, Class and Term	Principal Occupation, Committee Memberships and Biography	Other Public Company Directorships
Orlando J. Zayas (59) Class III Term expires at the 2024 Annual Meeting of Stockholders
Chief Executive Officer of the Company
Mr. Zayas has been the Chief Executive Officer of Katapult since June 2021 and previously was Chief Executive Officer of Legacy Katapult since September 2017. Prior to that, Mr. Zayas was the Chief Executive Officer of DRB Capital from January 2017 to September 2017. Prior to DRB Capital, Mr. Zayas was the President of TEMPOE, LLC. from October 2013 to December 2016. Before joining TEMPOE, he held various senior leader positions at GE Capital, including leading the sale of the consumer warranty business to Wachovia Bank in 2008, and leading the auto industry consumer credit card portfolio until his departure in 2013. Mr. Zayas received his B.B.A. from the University of Houston and a M.B.A. from the University of Texas. We believe Mr. Zayas is qualified to serve on our board of directors due to his deep knowledge of the Company and executive leadership experience.
Current None Former (Past 5 Years) None

PROXY STATEMENT	13

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Corporate Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on our website at https://ir.katapultholdings.com/corporate-governance/governance-highlights.
Code of Business Conduct and Ethics
Our Board has adopted our Code of Business Conduct and Ethics ("Code of Conduct"), which applies to all of our employees, officers and directors, including our chief executive officer ("CEO"), our chief financial officer and our other executive and senior financial officers. The full text of our Code of Conductt is available on our website at https://ir.katapultholdings.com/corporate-governance/governance-highlights. We will post any amendments to the Code of Conduct or waivers of the Code of Conduct for directors and executive officers on the same website.
Director Independence
Our Board has undertaken a review of the independence of each of our directors. As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Katapult and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Transactions."
Further, the Board has determined that Mr. Zayas, as CEO of Katapult, is not independent.
Risk Oversight
Our full Board exercises risk oversight at Katapult. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Corporate Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.
Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that she determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

14	Katapult Holdings, Inc.

Corporate Governance
Board Qualifications
Our Board has delegated to our Nominating and Corporate Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meetings of stockholders and for recommending persons to fill any vacancy on our Board. Our Nominating and Corporate Governance Committee selects individuals for nomination to our Board based on the following criteria:
•individual qualifications, including, relevant career experience, strength of character, maturity of judgment and familiarity with the Company’s business and industry.
•all other factors it considers appropriate, including, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background, and the size, composition and combined expertise of the existing Board.
In addition to the above requirements, our directors are selected based on their breadth and diversity of relevant experience, professional expertise, talent, knowledge and abilities to carry out the Board’s responsibilities. Our Board is committed to seeking highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NASDAQ is also a factor in the nominee selection process.
The Board monitors the mix of specific experiences, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nominations
The Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above titled "Questions and Answers on Meeting and Voting - How do I recommend a director nominee?"
Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders. Accordingly, we expect all of our directors will be present during the Annual Meeting.
Related-Person Transaction Policy
The Board has formally adopted a policy with respect to related-person transactions, pursuant to which the Audit Committee reviews for "a direct or indirect material interest" all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $120,000, in which the Company (including any subsidiary or entity in which the Company or any subsidiary has a 50% or greater interest, or voting power or profits) was, is or will be a participant, and in which (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director (or nominee to become a director) or officer of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (c) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, nominee, officer or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, nominee, officer or more than 5% beneficial owner, are participants.
A “direct or indirect material interest” depends on the individual facts and circumstances of the transaction, relationship, arrangement or series thereof. The question of whether the transaction, relationship or arrangement (or series of similar transactions, relationships or arrangements) constitutes a material direct or indirect interest will initially be determined by the Company's General Counsel and reported to the Audit Committee. The Audit Committee has the primary responsibility

PROXY STATEMENT	15

Corporate Governance
for reviewing, approving and ratifying transactions with related persons, and must approve or ratify any covered related-person transaction for it to be consummated or continue.
Related-person transactions that were identified in 2021 are included in the section below titled "Certain Relationships and Related Person and Other Transaction."
Family Relationships
As of the April 28, 2022, there are no family relationships among any of the executive officers or directors of the Company.
Board Leadership Structure
Our Board will fill the Chair of our Board and CEO positions based upon our Board's view of what is in the best interests of Katapult and its stockholders. The CEO and Chairman may, but need not be, the same person. Currently, Orlando Zayas is our CEO and Brian Hirsch is Chair of the Board. Because the Chair of our Board is independent, we do not currently have a lead independent director.
We believe the separation of our CEO and Chair of the Board is best for our company and our stockholders at this time because it strengthens the Board’s independence from management while continuing to leverage the experience and perspective of all our non-employee directors. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, our Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director. The Chair of the Board generally chairs meetings of the independent directors. In such cases where the Chair of the Board is unavailable, a majority of the then present independent directors elect a director to chair the meeting.
Our Board believes that management speaks for Katapult. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

16	Katapult Holdings, Inc.

Corporate Governance
Board Meetings and Committees
The following table present, as of April 28, 2022, the members of each committee of the Board and the number of times each committee met during 2021:

Name	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lee Einbinder	M	C		M
Don Gayhardt	M		M
Brian Hirsch	CB		M
Chris Masto	M			M
Joyce A. Phillips	M	M
Bruce Taragin	M	M		C
Jane J. Thompson	M		C
Orlando J. Zayas	M
Number of Meetings	14	5	4	2
(CB) Chair of the Board (M) Member (C) Committee Chair
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Each committee is governed by a written charter and each committee charter is posted on our website at https://ir.katapultholdings.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Members serve on the Board committees for such term or terms as our Board may determine or until their earlier resignations or death. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Our Board held a total of 14 meetings during 2021. Each current director attended at least 75% of the meetings of the Board and the committees on which he or she serves held during his or her tenure. From time to time, our Board may also establish other, special committees when necessary to address specific issues.
Audit Committee
The Audit Committee consists of Mr. Einbinder, Ms. Phillips and Mr. Taragin, each of whom the Board has determined satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Einbinder is the chair of our Audit Committee, and the Board has also determined that Mr. Einbinder is an "audit committee financial expert," as defined under SEC rules, and possess financial sophistication as required by the applicable listing standards of the NASDAQ. This designation does not impose on any of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
The Audit Committee is responsible for, among other things:
•appointment, termination, compensation, independence, performance and oversight of the work of any independent accounting firm engaged to prepare or issue an audit report or related work;
•considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;
•appointment and replacement of the head of any internal audit function at the Company, including reviewing and discussing with any internal auditors the charter, purpose, authority and organizational lines of the internal audit function, the annual audit plan and budget;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

PROXY STATEMENT	17

Corporate Governance
•reviewing and discussing with management and independent auditor the annual and quarterly financial statements and related press releases prior to their release; including recommending to the Board for its approval the inclusion of the audited financial statements in the Company's annual report on Form 10-K;
•reviewing and approving related-person transactions;
•in consultation with the Nominating and Corporate Governance Committee, reviewing and recommending to the Board for adoption any revisions to the Company’s Code of Conduct;
•reviewing and reassessing the adequacy of the Audit Committee's charter at least annually and recommending any proposed changes to the Board for approval; and
•handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.
Compensation Committee
The Compensation Committee consists of Messrs. Gayhardt and Hirsch, and Ms. Thompson. Ms. Thompson is the chair of our Compensation Committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee is responsible for, among other things:
•reviewing and making recommendations to the Board concerning the compensation of our CEO and all of our other executive officers;
•periodically reviewing and advising the Board concerning the Company’s overall compensation philosophy, policies and plans, and monitoring and assessing risks associated therewith;
•making recommendations to the Board regarding all employee benefit plans for the Company;
•reviewing and making recommendations to the Board regarding director compensation and benefits for service on the Board and Board committees;
•recommending to the Board stock ownership guidelines for the Company’s executive officers and non-employee directors, and periodically assessing such guidelines and recommend revisions, as appropriate;
•making recommendations to the Board regarding the establishment and terms of the Company’s incentive compensation plans and equity-based plans and administering such plans, including approving equity-based awards;
•performing such other functions and activities consistent with the Compensation Committee's Charter, the Company’s Bylaws and governing law as the Committee deems necessary or as the Board may direct.
Compensation Consultant
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Semler Brossy Consulting Group LLC, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive and director compensation, until August 2021 when the Committee selected Compensia, Inc. (“Compensia”), an independent compensation consultant, as its new compensation consultants, on an ongoing basis. The Compensation Committee has assessed Compensia independence and determined that Compensia had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2021, the Compensation Committee engaged Compensia to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Compensia to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.
Compensation Committee Interlocks and Insider Participation
During 2021, Joanne Bradford, Don Gayhardt and Brian Hirsch served on our Compensation Committee. None of the members of the Compensation Committee were at any time during 2021, or any other time, an officer or employee of the Company. During 2021, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

18	Katapult Holdings, Inc.

Corporate Governance
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Messrs. Einbinder, Masto and Taragin. Mr. Taragin is the chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
The Nominating and Corporate Governance Committee is responsible for, among other things:
•developing, making recommendations for Board approval, and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to the Company, and review and recommend to the Board changes to the Company's bylaws as needed;
•reviewing and discussing with management disclosure of the Company's corporate governance practices;
•reviewing, at least annually, the Company's compliance with the corporate governance listing requirements of Nasdaq, and report to the Board on same;
•determining criteria for selecting new directors, and considering and recommending director candidate and nominees to the Board
•working with management, developing orientation materials for new directors and corporate governance-related continuing education for all Board members.
•developing criteria for evaluation of the performance of the Board and each of its committees, and if requested, assisting the Board in carrying out the performance evaluation;
•considering and making recommendations to the Board concerning qualifications, appointments and removal of committee members;
•reviewing succession planning for our executive officers and evaluating potential successors;
•proposing changes to the Nominating and Corporate Governance Committee Charter or the scope of responsibilities of the Nominating and Corporate Governance Committee to the Board for appropriate action;
•in consultation with the Audit Committee, reviewing and recommending to the Board for adoption any revisions to the Company’s Code of Conduct;
•reviewing proposed waivers of the Code of Conduct for directors and executive officers; and
•performing any other functions and activities consistent with the Committee's Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. In making its recommendations, the Nominating and Governance Committee considers (a) individual qualifications, including relevant career experience, strength of character, maturity of judgment, familiarity with the Company’s business and industry and (b) all other factors it considers appropriate, including existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. As stated in our Corporate Governance Guidelines, the Board is committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics. The Board monitors the mix of specific experiences, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. However, the Board and the Nominating and Corporate Governance Committee retain the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and considers the combination and mixture of skills, experience and judgment that the directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is

PROXY STATEMENT	19

Corporate Governance
independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2021, the Nominating and Corporate Governance Committee paid a fee to Howard Fischer Associates to assist in the process of identifying or evaluating director candidates.
The Nominating and Corporate Governance Committee will consider director candidates recommendations validly made by the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act and the Company’s bylaws.
Board and Committee Self-Evaluation Process
In accordance with our Corporate Governance Guidelines and the charter of each Board committee, on an annual basis our Board and committees each conduct a rigorous self-evaluation process that includes individual evaluations by each director. The process, which proceeds independently from the Company’s management, is overseen by our Nominating and Corporate Governance Committee with the assistance of an independent outside advisor. Each director provides written responses discussing his or her feedback on the performance and effectiveness of the Board and the committees on which they serve, and the independent outside advisor may conduct brief interviews with the Board members if warranted. The feedback is compiled anonymously and presented to the Board. The Board believes that this annual self-evaluation process supports its effectiveness and continuous improvement.

20	Katapult Holdings, Inc.

DIRECTOR COMPENSATION
Introduction
Our Director Compensation program reflects our desire to attract, retain and motivate highly qualified individuals who have the skills, experience, expertise and background necessary to serve on the board of directors of a company of our size and complexity and who can continue to guide the Company to provide long-term value to its stockholders. Accordingly, our Director Compensation program is designed to provide our non-employee directors with a mix of cash and long-term equity compensation that both fairly compensates them for the services they provide to us as non-employee directors and aligns their interests with the long-term interests of our stockholders.
2021 Director Compensation
Our non-employee directors receive a mix of cash and equity compensation under our Non-Employee Director Compensation Policy (the "Compensation Policy") for their service on our Board. Non-employee directors receive annual cash compensation of $50,000 for service on our Board and our Chair of the Board receives annual cash compensation of $100,000. Non-employee directors also receive additional cash compensation for service on Board committees as follows:
•Audit Committee – $20,000 for the chair and $10,000 for each other member;
•Compensation Committee – $15,000 for the chair and $7,500 for each other member; and
•Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
For 2021, each non-employee director, other than Ms. Bradford, received an initial grant of restricted stock units ("RSUs") under the Katapult 2021 Equity Incentive Plan (the "2021 Incentive Plan") with a grant-date fair market value of $300,000, which grants were made on September 9, 2021. In recognition of Ms. Bradford unique qualifications and experience, the board approved an initial grant of RSUs to Ms. Bradford having a grant-date fair market value of $450,000. Initial grants of RSUs vest over a two-year period, with fifty percent (50%) of the RSUs vesting on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the one-year anniversary measured from the date of grant, and fifty percent (50%) of the RSUs vesting on the earlier of (i) the date of the second annual meeting following the grant date (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the two-year anniversary measured from the date of grant, subject to the director's continued service as a member of the Board through such vesting dates.
Under the Compensation Policy, non-employee directors will also receive an annual grant of RSUs at each annual meeting having a grant-date fair value of $150,000. Annual grants of RSUs would vest in full on the earlier of (i) the date of the following year's annual meeting (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the one-year anniversary measured from the grant date, subject to the non-employee director's continued service as a member of the Board through each such vesting date. Under the Compensation Policy in effect during 2021 the annual RSU grants would be prorated to reflect the time between a non-employee director's election or appointment date and the date of the next annual meeting of stockholders.
The Compensation Committee reviews the full structure and philosophy of our non-employee director compensation program on an annual basis. In the first quarter of 2022, the Compensation Committee, in consultation with its independent compensation consultant, analyzed the overall level and mix of compensation under our Compensation Policy as compared to the Company’s peer group and conducted a review of current trends and best practices regarding director compensation. During the review, the Compensation Committee determined that the then existing compensation for non-employee directors remained largely appropriate, except with respect to the vesting terms of the initial grants of RSUs and the proration of the annual grants based on when a non-employee director joins the Board.
Upon recommendation by the Compensation Committee, the Board approved that starting in 2022, the Initial grant of RSUs to non-employee directors will vest over a three-year period, with one-third (1/3) of the RSUs vesting on the first anniversary of the grant date, one-third (1/3) of the RSUs vesting on the second anniversary of the grant date and the remaining one-third (1/3) of the RSUs vesting on the third anniversary of the grant date, such that the initial grant of RSUs be fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continued service as a member of the Board through each such vesting date. The Committee also recommended, and the Board approved removing the proration of shares in connection with the annual grant of RSUs to non-employee directors to be issued at each annual meeting.

PROXY STATEMENT	21

Notwithstanding the vesting terms set forth above, RSU awards granted to non-employee directors that are unvested as of the occurrence of Change in Control (as defined in the 2021 Incentive Plan) will vest in full upon a Change in Control, subject to the director’s continued service as a member of the board through the date of such Change in Control.
Upon recommendation by the Compensation Committee, the Board adopted the Katapult Holdings, Inc. Non-Employee Directors Deferred Compensation Plan effective March 31, 2022 (the "Deferral Plan"). Under the terms of the Deferral Plan, non-employee directors may elect, on an annual basis, to defer receipt of 100%, but not less than 100%, of their RSU grant and subsequent annual RSU grants issued pursuant to our Compensation Policy. Initial deferral elections with respect to existing RSU grants may be made within 30 days of the adoption of the Deferral Plan and apply only to the portion of such grants earned after the date the initial deferral election becomes irrevocable. Thereafter, deferral elections will be evergreen unless and until a director submits to the Company a new election form which must, in all cases, be submitted prior to December 31 of the year immediately preceding the year to which the election relates. Deferred RSUs will be settled in shares of the Company's common stock in one lump sum on the earlier of (i) the participant's separation from service as a member of the Board or (ii) a Change in Control.
Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2021.

Name(1)	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)		Total (4) ($)
Joanne Bradford	36,250	450,000	(5)	486,250
Lee Einbinder	36,250	300,000		336,250
Don Gayhardt	43,221	300,000		343,221
Brian Hirsch	59,952	300,000		359,952
Chris Masto	30,673	300,000		330,673
Bruce Taragin	39,038	300,000		339,038
(1)Directors' fees are paid quarterly in arrears. Amounts reported in this column constitute fees for service during fiscal year 2021.
(2)Represents the aggregate grant-date fair value of each award of RSUs calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. The grant-date fair value of each award is calculated on the basis of the closing price of our common stock on the date of grant of each award. The assumptions used to calculate the grant-date fair value of the awards reported in this column are set forth in Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 15, 2022.
(3)As of December 31, 2021, each of Messrs. Einbinder, Gayhardt, Hirsch, Masto and Taragin held an aggregate of 47,619 unvested RSUs, and Ms. Bradford held an aggregate of 71,428 unvested RSUs.
(4)There are no compensation or benefit programs available for non-employee directors other than the cash amounts and equity grants described above. Consequently, the Company has not included columns in the 2021 Director Compensation Table for non-equity incentive plan compensation or change in pension value and non-qualified deferred compensation earnings, as the values for each of these items would be reported as zero.
(5)100% of Ms. Bradford's RSU award was forfeited upon her departure from the Board on February 8, 2022.
Orlando Zayas, our CEO, is also a member of our Board but does not receive any additional compensation for his service as a director. See the section below titled “Executive Compensation” for more information regarding the compensation earned by Mr. Zayas.
Katapult’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

22	Katapult Holdings, Inc.

EXECUTIVE OFFICERS
Executive Officers
In addition to Orlando J. Zayas, Chief Executive Officer, the table below sets forth information regarding our executive officers as of April 28, 2022.

Name	Age	Current Position
Orlando Zayas	59	Chief Executive Officer
Karissa Cupito	41	Chief Financial Officer
Derek Medlin	39	Chief Operating Officer
Chandan Chopra	46	Chief Technology Officer
Fangqiu Sun	49	Chief of Decision Science
Tahmineh Maloney	47	General Counsel and Head of Compliance
Executive Officer Biographies
The following is a brief biographical summary of the experience of our executive officers:
Orlando Zayas For a brief biographical summary of the experience of Mr. Zayas, see above the section titled "Proposal No. 1 Election of Directors—Director Biographies."
Karissa Cupito has been the Chief Financial Officer for Katapult since June 2021 and previously was Chief Financial Officer of Legacy Katapult since November 2017 and oversees the financial operations including accounting, tax, treasury, financial planning, reporting, and capital markets. Prior to joining Katapult, Ms. Cupito oversaw all accounting functions for CaaStle, a NYC-based start-up subscription fashion business, from March 2017 through November 2017. Prior to that, Ms. Cupito was the Chief Financial Officer for TEMPOE, LLC from January 2016 through March 2017. Ms. Cupito has a B.S. and Masters of Accountancy from Miami University.
Derek Medlin has been the Chief Operating Officer of Katapult since June 2021 and previously was Chief Operating Officer of Legacy Katapult since July 2018. Prior to that, Mr. Medlin was the Executive Vice President of Operations for Katapult from July 2017 to July 2018. Before joining Katapult, Mr. Medlin was an Executive Director at JPMorgan Chase from 2014 to 2017, Vice President at Elavon (U.S. Bank) from 2009 to 2014, and a Senior Analyst at Pyramid Research from 2006 to 2009. Mr. Medlin has a B.A. and M.I.B. from Georgia State University.
Chandan Chopra has been the Chief Technology Officer of Katapult since June 2021 and previously was Chief Technology Officer of Legacy Katapult since April 2018. Prior to that, Mr. Chopra was the founder of KleverLend since 2016, Chief Technology Officer at DeFi Solutions from 2012 to 2013 and Enterprise Services Lead at Think Finance (now Elevate) from 2008 to 2012. Mr. Chopra has a B.S. from Mahatma Jyotiba Phule Rohilkhand University.
Fangqiu Sun has been the Chief of Decision Science of Katapult since July 2021 and previously was Chief Risk Officer of Legacy Katapult from February 2020 to July 2021 and Chief Credit Officer of Legacy Katapult from October 2018 to February 2020. Prior to that, Ms. Sun was Executive Director of J.P. Morgan Chase & Co. from June 2017 to October 2018 and previously the VP, Credit Risk Management and Analytics at CNG Holdings from 2016 to 2017. Ms. Sun has a B.A. from Jilin University and a M.S. from Iowa State University.
Tahmineh (Tammy) Maloney has been the General Counsel of Katapult since June 2021 and previously was General Counsel of Legacy Katapult since April 2021. Prior to that, Ms. Maloney was Consultant General Counsel from 2020 to February 2021 to American Challenger Development Corporation and from 2018 to 2020 was the General Counsel of E*TRADE Bank and from 2017 to 2018 was Vice President, Enterprise Compliance at E*TRADE. Earlier in her career, Ms. Maloney was an attorney in the legal departments of the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. Ms. Maloney also worked as an associate in the financial institutions practice of an international law firm. Ms. Maloney has a B.A. from New College of Florida and a J.D. from Georgetown University Law Center.

PROXY STATEMENT	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 8, 2022 , referred to in the table below as the "Beneficial Ownership Date," by:
•each beneficial owner of 5% or more of the outstanding shares of our common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 98,126,012 shares of common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to any applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary.

	Number of Shares of Common Stock Beneficially Owned	% of Outstanding Common Stock

Name of Beneficial Owner
Named Executive Officers and Directors:
Orlando J. Zayas(1)	5,904,175	5.8
Chandan Chopra(2)	1,158,501	1.2
Fangqiu Sun(3)	727,771	*
Lee Einbinder(4)	1,488,877	1.5
Don Gayhardt(5)	24,565,173	25.0
Brian Hirsch(6)	4,716,878	4.8
Chris Masto(7)	24,565,173	25.0
Joyce A. Phillips	—	*
Bruce Taragin(8)	6,489,643	6.6
Jane J. Thompson	—	*
All executive officers and directors as a group (14 persons)	48,250,023	48.9

5% Stockholders:
CURO Group Holdings Corp (and its subsidiaries)(9)	24,541,364	25.0
Blumberg Capital III, L.P.(10)	6,465,834	6.6
Tiger Global Investments L.P.(11)	5,000,000	5.1
*    Represents beneficial ownership of less than 1%.
(1)Includes 511,679 Earn-out Shares (as defined in the Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ, Keys Merger Sub 1, Inc., Keys Merger Sub 2, LLC, the entity formerly known as Katapult Holdings, Inc. (“Legacy Katapult”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement) and that will vest upon achievement of certain common stock trading price threshold), options to acquire 4,248,432 shares of common stock and 22,961 RSUs that have vested or will vest within 60 days of April 8, 2022.
(2)Includes 97,479 Earn-out Shares, options to acquire 981,709 shares of common stock and 19,654 RSUs that have vested or will vest within 60 days of April 8, 2022.
(3)Includes 63,312 Earn-out Shares and 12,972 RSUs that will vest within 60 days of April 8, 2022.
(4)Includes 23,809 RSUs that have vested or will vest within 60 days of April 8, 2022, 322,986 shares of common stock subject to vesting and forfeiture on the same terms as the Earn-Out Shares., 400,000 shares owned by Lisa Einbinder as trustee of Lee Einbinder 2011

24	Katapult Holdings, Inc.

Ownership of Common Stock
Irrevocable Trust which Mr. Einbinder disclaims any beneficial ownership therein, and 49,375 shares issuable upon the exercise of Private Placement Warrants held by Mr. Einbinder.
(5)Includes 23,809 RSUs that have vested or will vest within 60 days of April 8, 2022 and 24,541,364 shares of common stock, including 2,990,305 Earn-out Shares, held by CURO, CURO Financial Technologies Corp., CURO Intermediate Holdings Corp. and CURO Venture, LLC (collectively, the "CURO Entities"). Mr. Gayhardt is a director and Chief Executive Officer of CURO, and may share voting or dispositive power over such shares. Mr. Gayhardt has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(6)Includes 4,608,069 shares of Common Stock, including 603,225 Earn-out Shares, held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund (collectively, the “Tribeca Entities”). Each of Tribeca Venture Partners I GP, LLC, the general partner of the Tribeca Entities, and Brian Hirsch, a member of our board of directors, and Charles Meakem, the managing partners of Tribeca Venture Partners I GP, LLC, have voting and dispositive power over the shares held by the Tribeca Entities. Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners. The address of each of these entities is 99 Hudson Street, 15th Floor New York, NY 10013. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(7)Includes 23,809 RSUs that have vested or will vest within 60 days of April 8, 2022 and 24,541,364 shares of common stock, including 2,990,305 Earn-out Shares, held by the CURO Entities. Mr. Masto is chairman of the board of CURO, and may share voting or dispositive power over such shares. Mr. Masto has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(8)Includes 23,809 RSUs that have vested or will vest within 60 days of April 8, 2022.Mr. Taragin is a managing director of Blumberg Capital. 6,465,824 shares of common stock, including 853,847 Earn-out Shares, are held of record by Blumberg Capital III, L.P. ("BC III"). Blumberg Capital Management III, L.L.C. (“BCM III”) is the sole general partner of BC III and owns no shares of Katapult directly. David J. Blumberg is the managing director of BCM III and owns no shares of Katapult directly. BCM III and Mr. Blumberg share voting and dispositive power over the shares held by BC III and may be deemed to beneficially own the shares held by BC III. Mr. Taragin has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(9)According to Amendment No. 1 to Schedule 13D filed with the SEC on December 14, 2021, by the CURO Entities, wherein the CURO Entities reported beneficial ownership of 24,541,364 shares of common stock, including 2,990,305 Earnout Shares, as of December 10, 2021. The business address of CURO Group is 3615 North Ridge Road, Wichita, KS 67205.
(10)According to the Schedule 13G filed with the SEC on February 14, 2022, by BC III, BCM III and David J. Blumberg, wherein Blumberg BC III, BCM III and David J. Blumberg reported beneficial ownership of 6,465,834 shares of common stock, including 853,847 Earn-out Shares as of February 14, 2022. The business address of each BC III, BCM III and Mr.Blumberg is 432 Bryant Street, San Francisco, CA 94107.
(11)     According to the Schedule 13G filed with the SEC on June 21, 2021 by Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer, wherein Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer reported 5,000,000 shares of common stock. The business address of Tiger Global Investments, L.P. is c/o Citco Fund Services (Cayman Islands) Limited, P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman KY1-1205,Cayman Islands, and the business address of Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer is 9 West 57th Street, 35th Floor, New York, NY 10019.
Prohibition on Hedging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, forwards and other derivative instructions. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
Policy on Stock Pledging
Our Insider Trading Policy only permits pledges of our securities by directors and executive officer upon receiving prior clearance from our Compliance Officer before holding Company securities in a margin account or pledging Company securities as collateral for a loan. As of the record date, none of our directors or officers have pledged any of our securities.
Policy on Short Sales
Short sales evidence the seller’s expectation that the Company's securities will decline in value, signaling to the market that the seller has no confidence in the Company or its short-term prospects, and may reduce the seller’s incentive to improve the Company's performance. Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits executive officers and directors from engaging in short sales. Therefore, directors and executive officers are prohibited by our Insider Trading Policy from engaging in any such transactions.

PROXY STATEMENT	25

Ownership of Common Stock
Policy on Short-Term Trading
Executive officers and directors who purchase the Company's securities in the open market may not sell any of the Company's securities of the same class during the six months following the purchase (or vice versa). Short-term trading of the Company’s securities may be distracting and may unduly focus the person on short-term stock market performance, instead of the Company's long-term business objectives, and may result in the disgorgement of any short swing profits. Therefore, directors and executive officers are prohibited by our Insider Trading Policy from engaging in any such transactions.

26	Katapult Holdings, Inc.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2021 consist of the following three individuals:
•Orlando J. Zayas, our Chief Executive Officer;
•Chandon Chopra, our Chief Technology Officer; and
•Fangqiu Sun, our Chief of Decision Science.
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the year ended December 31, 2021.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Orlando J. Zayas Chief Executive Officer	2021	554,167	400,000	2,314,469	45,185	3,313,821
	2020	360,444	400,000	7,425,092	70,750	8,256,286
Chandan Chopra Chief Technology Officer	2021	274,076	244,393	1,981,130	14,500	2,514,099
Fangqiu Sun Chief of Decision Science	2021	255,271	229,537	1,307,546	14,500	1,806,854
(1)Amounts in this column reflect the actual base salaries earned by each named executive officer in 2021 and for Mr. Zayas in 2020. For additional information, see below the section titled "Additional Summary Compensation Table Details—Base Salaries."
(2)Amounts in this column reflect (i) a one-time public company readiness bonus of $400,000 for Mr. Zayas, (ii) an annual discretionary cash bonus of $99,793 and a one-time public company readiness bonus of $144,600 for Mr. Chopra and (iii) an annual discretionary bonus of $91,477 and one-time public company readiness bonus of $138,060 for Ms. Sun. For additional information, see below the section titled "Additional Summary Compensation Table Details—Bonuses."
(3)Amounts reported in this column constitute the aggregate grant date fair value of each award of RSUs calculated in accordance with FASB ASC Topic 718. For grants made in 2021, the fair market value of our common stock (based on the market closing price) was $6.30 per share for awards granted on September 9, 2021, and for 2020, the fair market values (based on the market closing prices) was $3.28 per share for awards granted on August 26, 2020 to Mr. Zayas. The assumptions used to calculate these amounts are discussed in Note 2 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022.
(4)Amounts reported in this column for 2021 reflect (i) Company contributions to the Company's 401(k) plan in the amount of $14,500 for each of the NEOs, and (ii) for Mr. Zayas, a total of $30,685 in rental payments paid by the Company for an apartment in New York which payments ended following a transition period upon the move of the Company's headquarters to Plano, TX (the "Rental Fees"). Amounts reported in this column for 2020 reflect for Mr. Zayas (i) Company contributions to the Company's 401(k) plan in the amount of $13,750, and (ii) $57,000 in Rental Fees.
(5)Mr. Chopra and Ms. Sun were not named executive officers for the year ended December 31, 2020 and, accordingly, only their respective compensation for the year ended December 31, 2021 is included in the Summary Compensation Table in accordance with SEC rules.
Additional Summary Compensation Table Details
Base Salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Our Board, on recommendation by the Compensation Committee, set NEO base salaries for 2021 based on the Compensation Committee's review of available market information. See above the “Salary” column in the 2021 Summary Compensation Table for the base salary amounts earned by the NEOs in 2021. The base salaries for Mr. Zayas, Mr. Chopra and Ms. Sun in 2021 were $400,000, $241,000 and $230,100, respectively, from January 1 to June 8, 2021 and $675,000, $300,000 and $275,000, respectively, from June 9 to December 31, 2021.

PROXY STATEMENT	27

Executive Compensation
Cash Bonuses have historically been provided on a discretionary basis pursuant to each named executive officer’s employment agreement. The NEOs were eligible to receive a discretionary cash bonus for 2021 based on the Board's assessment of the Company's operational and financial performance and the individual performance of each individual NEO. Mr. Chopra and Ms. Sun received bonuses in the amount of $99,793 and $91,477, respectively. Separately, the Board awarded a discretionary bonus to each NEO based on his or her contributions in connection with the completion of the business combination transaction and becoming a newly public company. See above the “Bonus” column in the 2021 Summary Compensation Table for the bonus amounts received by the named executive officers in 2021.
Equity Awards granted pursuant to our equity compensation program is the primary vehicle for offering long-term incentives to our executive officers. Katapult believes that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers and stockholders. To date, we have historically granted stock options and RSUs to our executive officers. In addition, we grant equity awards broadly to our employees, including to our non-executive employees. We believe that equity awards are an important motivation and retention tool for our executive officers, as well as for our other employees. The Board and its Compensation Committee are responsible for approving equity awards.
Prior to the completion of the Business Combination, we granted equity awards in the form of stock options and RSU awards pursuant to our legacy stock incentive plan, the Cognical, Inc. 2014 Stock Incentive Plan (the “2014 Incentive Plan”), and following the Business Combination,pursuant to the 2021 Incentive Plan. All options were granted with an exercise price per share that is no less than the fair market value of the Company's common stock on the date of grant of such award. Stock option awards generally vest over a four-year period with a one-year cliff and may be subject to acceleration of vesting and exercisability upon certain termination and change in control events. Restricted stock unit awards generally vest over a four-year period with a one-year cliff and may be subject to acceleration of vesting upon certain termination and change of control events. The equity awards granted to the NEOs in 2021, which were in the form of RSU awards, are reflected in the "Stock Awards" column of the 2021 Summary Compensation Table above and in the "Stock Awards" columns in the 2021 Outstanding Equity Awards at Fiscal Year-End Table below.
At the consummation of the Business Combination, outstanding options and RSU awards granted under the 2014 Incentive Plan were assumed by the Company and converted into options to purchase shares of our common stock and RSU awards that may vest and be settled for shares of our common stock. Upon the effectiveness of the 2021 Incentive Plan, no additional grants are being made under the 2014 Incentive Plan. Our NEO received a total of 889,388 RSUs under their RSU awards in 2021 and no option grants.
Perquisites. We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2021, we matched all employee contributions at 100% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. Our CEO also received reimbursement or payment on his behalf for rent on an apartment in New York City.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2021.

	Option Awards						Stock Awards
Name	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Orlando J. Zayas	11/21/2017	(2)	941,571	—	0.54	11/21/2027
	9/5/2019	(2)	2,811,656	—	0.19	9/5/2029
	9/5/2019	(2)	554,319	—	0.19	9/5/2029
	9/9/2021	(3)					367,376	1,238,057
Chandan Chopra	8/1/2018	(2)	177,060	—	0.85	8/1/2028
	9/5/2019	(2)	148,596	—	0.19	9/5/2019
	9/5/2019	(2)	656,053	—	0.19	9/5/2029
	9/9/2021	(3)					314,465	1,059,747
Fangqiu Sun	9/9/2021	(3)					207,547	699,433

28	Katapult Holdings, Inc.

Executive Compensation
(1)The market value of unvested stock awards is based on a price of $3.37 per share, which was the market closing price of our common stock on December 31, 2021.
(2)All of the outstanding option awards accelerated to vest on June 9, 2021, the effective time of our Business Combination pursuant to the Merger Agreement. For more information regarding the business combination, see Note 1 "Description of Business and Basis of Presentation" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022.
(3)Represents RSU awards that vest over a four-year period, with 25% of the RSUs vesting on March 15, 2022, and the remaining 75% percent vesting in 12 substantially equal quarterly installments in February, May, August and November of each of the follow three years, subject to the individual's continued employment with the Company on each applicable vesting date.
Employment Agreements
We have entered into employment agreements with each of our executive officers, including all of the NEOs. These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility and initial target for an annual discretionary cash bonus opportunity, and equity awards at the discretion of our Board. Seth forth below are descriptions of each NEO's employment agreement with the Company:
Orlando Zayas. On October 1, 2020, we and Orlando Zayas entered into an amended and restated employment agreement (the “Zayas Agreement”), pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Zayas Agreement provides for an initial base salary of $400,000, and a discretionary cash bonus of up to 100% of Mr. Zayas’ base salary in each applicable year. On May 4, 2021, we and Orlando Zayas entered into a second amended and restated employment agreement (the “Restated Zayas Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Restated Zayas Agreement provides for an initial base salary of $675,000, and a discretionary cash bonus with a target of no less than 100% of Mr. Zayas’ base salary in each applicable year (up to a maximum of 200% of the target amount), and for calendar year 2021 where Mr. Zayas’ discretionary cash bonus may be up to 200% of Mr. Zayas’ 2021 target amount depending on our level of achievement of certain financial targets. Mr. Zayas will also be eligible for an annual equity award under the Katapult Holdings, Inc. 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Mr. Zayas was also entitled to be granted a restricted share unit award with a grant date value equal to $5 million under the 2021 Incentive Plan. Mr. Zayas is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan.
Chandan Chopra. On September 3, 2021, we and Chandan Chopra entered into an amended and restated employment agreement (the “Restated Chopra Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Chopra will continue to serve as our Chief Technology Officer. The Restated Chopra Agreement provides for an initial base salary of $300,000, and a discretionary cash bonus with a target of no less than 60% of Mr. Chopra’s base salary in each applicable year (up to a maximum of 200% of the target amount), depending on our level of achievement of certain financial targets. Mr. Chopra will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Mr. Chopra was also entitled to be granted a restricted share unit award with a grant date value equal to $1,000,000 (one million dollars) under the 2021 Incentive Plan. Mr. Chopra is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan.
Fangqiu Sun. On September 3, 2021, we and Fangqiu Sun entered into an amended and restated employment agreement (the “Restated Sun Agreement”), effective as of closing of the Business Combination, pursuant to which Ms. Sun will continue to serve as our Chief of Decision Science. The Restated Sun Agreement provides for an initial base salary of $275,000, and a discretionary cash bonus with a target of no less than 60% of Ms. Sun’s base salary in each applicable year (up to a maximum of 200% of the target amount), depending on our level of achievement of certain financial targets. Ms. Sun will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our board of directors. Following closing of the merger and upon the filing of filings required by the SEC, Ms. Sun was also entitled to be granted a restricted share unit award with a grant date value equal to $660,000 (six hundred and sixty thousand dollars) under the 2021 Incentive Plan. Ms. Sun is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(K) Plan.
Each of the Restated Zayas Agreement, Restated Chopra Agreement and Restated Sun Agreement (together, the "Restated Agreements") also provide for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below titled "Potential Payments upon Termination or Change in Control".

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Executive Compensation
Potential Payments upon Termination or Change in Control
Under the terms of the Restated Agreements and the equity award agreements of our NEOs in effect as of December 31, 2021, each NEO is entitled to severance benefits in the event of (i) an involuntary termination of the NEO’s employment with “Cause” or the NEO resigns without “Good Reason” or (ii) an involuntary termination of the NEO’s employment without Cause, or (iii) a voluntary termination of the NEO’s employment due to an event of “Good Reason,” in each case subject to the NEO’s execution and non-revocation of a general release of claims. The term “Good Reason” is defined in the Restated Agreements, but generally includes such events as (i) we require the NEO to be based at any office or location more than a specified distance from their principal place of employment immediately prior to such relocation, (ii) a material adverse change in the NEO’s job title or a material reduction in the NEO’s duties or responsibilities; (iii) material reduction in the NEO’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; or (iv) our breach of their Restated Agreements in any material respect, or, in the case of Mr. Zayas (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation Event (as defined in our Amended and Restated Charter, as amended from time to time).
For Mr. Zayas, the term “Cause” is generally defined in his Restated Agreement as (i) Mr. Zayas’ indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against us; (ii) Mr. Zayas’ engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment which, as determined in good faith by our board of directors, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by Mr. Zayas to follow the reasonable and lawful directives of our board of directors, (iv) Mr. Zayas’ material breach of the Restated Zayas Agreement or other policies adopted by our board of directors, or (v) Mr. Zayas’ willful breach of his fiduciary obligations.
For each of Mr. Chopra and Ms. Sun, the term “Cause” is generally defined in the Restated Agreements as (i) the indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) the engaging in any act of fraud, misconduct, illegality, unlawful harassment, embezzlement or misappropriation; (iii) the failure to perform the NEO’s duties; (iv) the failure of to follow the reasonable and lawful directives of our CEO, board of directors, or a committee thereof, or the NEO’s supervisor; (v) a material breach of the NEO’s Restated Agreement, as applicable, the Proprietary Rights Agreement, or any other written agreement between the Company (or any of its affiliates) and the NEO; (vi) the violation of the Company’s written policies or code of ethics or standards of conduct policies, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; and (vii) the breach of the NEO’s fiduciary obligations. With respect to those circumstances of Cause set forth in the preceding clauses that are reasonably susceptible to cure, Cause shall only exist in cases in which the Company has provided the NEO with written notice of the alleged circumstances of Cause and the NEO has failed to cure such condition to the reasonable satisfaction of the Company within thirty (30) days after such written notice.
If an NEO’s termination occurs within three (3) months prior, or within twelve (12) months following, a Change in Control (which we refer to as a “CIC Termination” below), the severance benefits are increased, as described below.
The severance benefits for our NEOs pursuant to the Restated Agreements and as of December 31, 2021, include:
•    For an event of termination with Cause or the NEO resigns without Good Reason, (i) accrued base salary and accrued but unused vacation days, (ii) any earned but unpaid bonuses, (iii) certain benefits under the Katapult retirement and welfare benefit plans, and (iv) the opportunity to continue health coverage under our group health plan to the extent required by and in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);
•    For an event of termination without Cause, (i) base salary for a period of twelve (12) months for Mr. Zayas and six (6) months for each of Mr. Chopra and Ms. Sun, (ii) a pro-rated annual bonus for the calendar year in which such termination occurs, (iii) Company paid COBRA premiums for twelve (12) months for M. Zayas, and six (6) Months for each of Mr. Chopra and Ms. Sun, (iv) accelerated vesting of any portion of any time-based vesting equity awards for twelve (12) months for Mr. Zayas and six (6) months for each of Mr. Chopra and Ms. Sun, and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following his termination date, a Change in Control, or the expiration date of such options; and
•    Upon a CIC Termination, (i) a lump sum equal to two (2) times the sum of base salary plus target bonus for the year of termination for Mr. Zayas, and one (1) times the sum of base salary plus target bonus for the year of termination for each of Mr. Chopra and Ms. Sun, (ii) Company paid COBRA premiums for eighteen (18) months for Mr. Zayas and twelve (12) months for each of Mr. Chopra and Ms. Sun, (iv) accelerated vesting of any portion of any long-term incentive awards then held by the NEO to the extent not assumed by the successor entity (which includes any new buyer awards granted in connection with the Change in Control), and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following the termination date, a Change in Control, or the expiration date of such options.

30	Katapult Holdings, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about outstanding awards and shares of common stock available for future awards under all of the Company's equity compensation plans as of December 31, 2021. These plans include the "2014 Incentive Plan and the 2021 Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (#)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Equity Compensation Plans Approved by Stockholders	10,832,862	0.69	6,470,397
Total	10,832,862		6,470,397
(1)Consists of options to purchase 8,371,097 shares of our common stock under the 2014 Incentive Plan, options to purchase 346,603 shares of our common stock under the 2021 Incentive Plan and 2,115,162 shares of our common stock subject to RSU awards under our 2021 Incentive Plan.
(2)Excludes restricted stock awards and RSUs because they have no exercise price.
(3)Upon completion of our Business Combination , the Company ceased issuance of any additional awards under the 2014 Incentive Plan. Accordingly, amounts in the column consist solely of shares of common stock available for issuance under the 2021 Incentive Plan.
CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
Other than the director and executive officer compensation arrangements discussed above under "Director Compensation" and "Executive Compensation," below we describe transactions since January 1, 2021 and each currently proposed transaction in which (a) we have been or are to be a participant; (b) the amount involved exceeded or exceeds $120,000; and (c) any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Certain Related Party Transactions
Amended and Restated Registration Rights Agreement
In connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), on June 9, 2021, we, FinServ Holdings LLC, a Delaware limited liability company (the “Sponsor”), holders of Founder Shares and certain other holders of common stock, including certain of our directors and executive officers and holders of five percent of our capital stock (collectively, the “A&R RRA Parties”), entered into the Amended and Restated Registration Rights Agreement ("A&R RRA"). In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. “Founder Shares” are shares of Class B common stock of FinServ, initially purchased by the Sponsor in a private placement, which shares were converted into our common stock at the consummation of the Transactions.
Pursuant to the A&R RRA, the Sponsor and certain other holders of the Founder Shares agreed to be subject to a 180-day lockup in respect of their Founder Shares and our common stock issued upon conversion thereof. In addition, the purchasers of the units of FinServ, consisting of one share of FinServ Class A common stock and one half of one warrant to purchase a share of FinServ Class A common stock, purchased by the Sponsor in a private placement in conjunction with FinServ’s initial public offering (the “Private Placement Units”) (or their permitted transferees) agreed to be subject to a 30-day lockup in respect of such Private Placement Units, the securities underlying such Private Placement Units and our common stock

PROXY STATEMENT	31

issued or issuable upon the exercise or conversion thereof. Certain other holders of our common stock, including certain of our directors and officers and holders of five percent of our common stock agreed to be subject to a 180-day lockup in respect of their shares of common stock. The lockups under the A&R RRA were subject to certain customary exceptions and were, with respect to the 180-day lockups, subject to early termination upon the occurrence of certain transactions or achievement of a price threshold of our common stock. The lockup provisions under the A&R RRA expired upon satisfaction of the requisite period of time with respect to the particular securities and no early termination occurred.
Indemnification Agreements with Directors and Officers
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.
Consent and Support Agreements
Concurrent with the execution of the Merger Agreement on December 18, 2020, Orlando Zayas, Karissa Cupito, Derek Medlin, CURO, BM III, and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (together, “Tribeca”) (collectively, the “Supporting Holders”) executed a written consent pursuant to which all of Legacy Katapult’s issued and outstanding preferred stock was converted prior to the consummation of the transactions pursuant to the Merger Agreement into shares of Legacy Katapult common stock in accordance with the Legacy Katapult certificate of incorporation.
The Company also entered into support agreements, dated as of December 18, 2020, with each of the Supporting Holders, pursuant to which the Supporting Holders, among other things, agreed to vote their respective equity securities in Legacy Katapult in favor of the Merger Agreement and the consummation of the transactions contemplated thereby. The support agreements entered into by CURO and Tribeca granted such Supporting Holders certain consent rights with respect to, among other things, amendments to, and Legacy Katapult’s ability to terminate or waive conditions under, the Merger Agreement. Pursuant to the Merger Agreement, each of CURO, Blumberg and Tribeca had the right to nominate initial board members of Katapult and, pursuant to the Merger Agreement and CURO’s support agreement, so long as CURO owns at least 10% of the issued and outstanding Common Stock, CURO has the right to re-nominate the director selected as its initial Class I director upon the expiration of such director’s initial term. CURO has designated Mr. Masto for nomination as a Class I director to stand for re-election at this Annual Meeting.
Sponsor Agreement
Concurrent with the execution of the Merger Agreement, the Sponsor, FinServ and Legacy Katapult entered into a Sponsor Agreement, dated as of December 18, 2020 (the “Sponsor Agreement”), pursuant to which the Sponsor agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby (including the merger), (ii) to waive its anti-dilution rights with respect to its Founder Shares in connection with the issuance of shares pursuant to the PIPE Investment, (iii) that 1,543,750 of its shares of Common Stock (the “Sponsor Earn-Out Shares”) became subject to the following vesting and forfeiture conditions at the closing of the transactions contemplated by the Merger Agreement: one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $12.00 over any 20 Trading Days (as defined in the Merger Agreement) within any 30 consecutive Trading Day period, and (ii) one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $14.00 over any 20 Trading Days within any 30 consecutive Trading Day period, in each case, prior to the expiry of six (6) years from the closing of the merger (the “Sponsor Earn-Out Period”). In addition, if there is a change of control of the Company prior to the expiration of the Sponsor Earn-Out Period, then Sponsor Earn-Out Shares will vest in connection with such change of control of the Company in the manner set forth in the Sponsor Agreement, and to be bound by certain transfer restrictions with respect to its Founder Shares prior to the closing of the transactions contemplated by the Merger Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.
Management Allocation Letter
Concurrent with the execution of the Merger Agreement on December 18, 2020, the Supporting Holders entered into a letter agreement that provides, among other things, that notwithstanding the requirement that the allocation of cash consideration, stock consideration and Earn-Out shares as set forth in the Merger Agreement be the same ratio paid to each Pre-Closing Holder (as defined in the Merger Agreement), CURO Financial Technologies Corp., Blumberg and Tribeca agreed to re-allocate cash consideration payable to our Management to the extent necessary to offset potential negative tax implications.

32	Katapult Holdings, Inc.

Certain Relationships and Related Person Transactions — FinServ
On August 9, 2019, the Sponsor purchased 5,750,000 Founder Shares for an aggregate price of $25,000. The Founder Shares automatically converted into common stock of the Company upon consummation of the Transactions on a one-for-one basis, subject to certain adjustments.
On October 31, 2019, FinServ effected a 1.1 for 1 stock dividend for each share of FinServ’s Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,325,000 Founder Shares. The 6,325,000 Founder Shares included an aggregate of up to 825,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with FinServ’s initial public offering (the “IPO”) was not exercised in full or in part. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 75,000 Founder Shares were forfeited.
The Sponsor advanced us funds to cover expenses related to the IPO. These advances were non-interest bearing and payable upon demand. Advances totaling $230,350 were repaid upon the consummation of the IPO on November 5, 2019.
On August 9, 2019, the Sponsor agreed to loan to FinServ an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 30, 2020 or the completion of the IPO. The borrowings outstanding under the Promissory Note of $282,244 were repaid upon the consummation of the IPO on November 5, 2019.
FinServ entered into an agreement whereby, commencing on November 5, 2019 through the Closing, FinServ paid the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2021 and 2020 and the period from August 9, 2019 (inception) through December 31, 2019, FinServ incurred $60,000, $120,000 and $18,387, respectively, in fees for these services.
FinServ entered into a consulting agreement with a related party, pursuant to which the consultant provided FinServ, among other services, assistance in finding a potential target for an initial business combination, as well as supervising and performing due diligence on such targets, and FinServ agreed to pay the consultant a fee of $10,000 per month, up to a maximum of $150,000. On May 15, 2020, FinServ amended the consulting agreement whereby the monthly fee was reduced to $7,500, from June 1, 2020 through and including September 2020. The monthly fee reverted back to $10,000 per month on October 1, 2020. For the years ended December 31, 2021 and 2020 and for the period from August 9, 2019 (inception) through December 31, 2019, FinServ incurred $17,500 $110,000 and $22,500, respectively, in such fees.
Policies and Procedures Regarding Transactions with Related Persons
For information regarding our policies and procedures regarding transactions with related persons, see the section above titled “Corporate Governance—Related-Person Transaction Policy.”
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our common stock and other equity securities of the Company with the SEC. Based on a review of copies of these reports provided to us and written representations from our officers and directors, we believe that all filing requirements were timely met during 2021, except for one Form 4 filing for Rolando De Garcia, filed with the SEC on July 7, 2021 which reported the grant of 1,386,413 stock options on June 29, 2022. The Form 4 was filed 4 days late due to an administrative error by the filing agent.

PROXY STATEMENT	33

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with our management. The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

Lee Einbinder (Chair) Joyce A. Phillips Bruce Taragin

34	Katapult Holdings, Inc.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP ("D&T") as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. D&T has audited the Company's financial statement since 2021.
Our organizational document do not require that stockholders ratify the appointment of D&T as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the election of D&T to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Katapult and our stockholders. Representatives of D&T are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Vote Required
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of D&T.
As previously disclosed, on June 9 2021, the Board dismissed WithumSmith+Brown, PC (“Withum”), FinServ's independent registered public accounting firm prior to the business combination, as the Company’s independent registered public accounting firm and appointed D&T as our independent registered accounting firm for the audit as of and for the year ended December 31, 2021. As a result of the mid-year change in auditors, the fees incurred for the services of D&T in the table below are not necessarily representative of the fees to be billed by D&T for the Company, as a public company, for a full fiscal year, but are presented solely to provide our stockholders with a basis to understand our historical relationship with D&T. Fees for services provided by D&T prior to our Business Combination were not pre-approved by the Audit Committee. However, all fees for services provided by D&T post the Business Combination have been pre-approved or ratified by the Audit Committee.
Deloitte & Touche LLP Fees
The following table presents fees for professional audit services and other services provided to Katapult for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$1,847,000	$719,000
Audit-Related Fees(2)	1,691,000	349,000
Tax Fees(3)	112,000	—
Total Fees	$3,650,000	$1,068,000
(1)“Audit Fees” consist of fees for professional services rendered in connection with the audit of our 2021 annual financial statements, review of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-Related Fees includes fees billed by D&T for professional services rendered in connection with the review of registration statements and other SEC filings.
(3)Tax Fees in 2021 includes fees billed by D&T for professional services rendered for tax advice, which encompass a variety of permissible tax services, primarily including tax advice related to federal and state matters.

PROXY STATEMENT	35

WithumSmith+Brown Fees
The following table presents fees for professional audit services and other services provided to Katapult for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$78,000	$55,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	4,000	5,000
Total Fees	$82,000	$60,000
(1)“Audit Fees” consist of fees for services in connection with the audit of the Company’s 2019 and 2020 annual consolidated financial statements, including audited financial statements presented in the Registration Statement on Form S-1 filed with the SEC in connection with FinServ’s initial public offering, review of the quarterly financial statements presented in quarterly reports on Form 10-Q and audit of FinServ’s annual report on Form 10-K and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)We did not incur any audit-related frees with Withum for the years ended December 31, 2021 or 2020.
(3)We did not incur any audit-related, tax or other fees with Withum for the years ended December 31, 2021 or 2020.
Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. For the fiscal year ended December 31, 2021, all fees paid to D&T have been approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

36	Katapult Holdings, Inc.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Stockholders can access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022, and other financial information, on our website at https://ir.katapultholdings.com/investor-relations under the caption "Financial Information" Alternatively, stockholders can request a paper copy of the Annual Report, as well as copies of this Proxy Statement and a proxy card, without charge by writing to: Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, Attention: Corporate Secretary, or emailing ir@katapultholdings.com.
OTHER BUSINESS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

PROXY STATEMENT	37

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KPLT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75301-P67359

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

KATAPULT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

Class I Nominees:	For	Against	Abstain
1a. Chris Masto	☐	☐	☐
1b. Joyce A. Phillips	☐	☐	☐
1c. Jane J. Thompson	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business that may properly come before the meeting or any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 7, 2022:
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

D75302-P67359

KATAPULT HOLDINGS, INC.
Annual Meeting of Stockholders
June 7, 2022 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

By signing this proxy card, you appoint Orlando Zayas and Tahmineh Maloney, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KATAPULT HOLDINGS, INC. that you are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM Eastern Time on June 7, 2022, at www.virtualshareholdermeeting.com/KPLT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side